    As filed with the Securities and Exchange Commission on August 20, 1996

                                                       REGISTRATION NO. 333-4292



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       __________________________________


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       __________________________________


                          IN-FLIGHT PHONE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

 DELAWARE                          4825                             36-3733319
 (State of              (Primary Standard Industrial      (IRS Employer
 Incorporation)         Classification Code Number)       Identification Number)

                                 ONE TOWER LANE
                           OAKBROOK TERRACE, ILLINOIS
                                 (630) 573-2660
   (Address and Telephone Number of Registrant's Principal Executive Office)


                       __________________________________


                                                             Copies to:
          MICHAEL K. NISSENBAUM                          PAUL C. MEYER, ESQ.
       In-Flight Phone Corporation                         Rogers & Wells
             One Tower Lane                                200 Park Avenue
       Oakbrook Terrace, Illinois                     New York, New York 10166
            (630) 573-2660                                 (212) 878-8000
(Name, Address and Telephone Number of Agent for Service)


                       __________________________________


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois on the 12th day of August, 1996.

                                        IN-FLIGHT PHONE CORPORATION



                                  By:    Philip J. Bakes
                                     --------------------------------
                                                  Philip J. Bakes
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




               Signature             Title                Date
               ---------             -----                ----


            Phillip J. Bakes                      Chairman, President, Chief                 August 12, 1996
    ---------------------------------
            Philip J. Bakes                       Executive Officer and Director
                                                  (Principal Executive Officer and
                                                  Director)


          Michael K. Nissenbaum                   Chief Financial Officer, Secretary and     August 12, 1996
    ---------------------------------
           Michael K. Nissenbaum                  Treasurer (Principal Financial
                                                  Officer, Principal Accounting Officer)


            Michael J. Rowny                      Chairman of the Executive                  August 12, 1996
    ---------------------------------
            Michael J. Rowny                      Committee and Director


                                                  Director                                   August ___ , 1996
    ---------------------------------
            Fred M. Briggs


              Talat M. Othman                     Director                                   August  12, 1996
    ---------------------------------
               Talat M. Othman


                                                  Director                                   August ___, 1996
    ---------------------------------
              Michael B. Rohlfs


                          IN-FLIGHT PHONE CORPORATION
                   _________________________________________

                             REGISTRATION STATEMENT
                                  ON FORM S-1
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    ________________________________________

                                 EXHIBIT INDEX

         Exhibit                                                                                  Sequential
         Number                                Description of Exhibit                             Page Number
         --------                              ----------------------                            -------------
           3.1         Amended and Restated Certificate of Incorporation of the Registrant.*

           3.2         By-Laws of the Registrant.*

           4.1         Warrant Agreement, dated as of May 9, 1995, between the Registrant and
                       Marine Midland Bank, as Warrant Agent.(1)

           4.2         Warrant Agreement, dated as of April 4, 1995 between the Registrant and MCI Telecommunications Corporation.(2)

           4.3         Warrant Agreement, dated as of April 4, 1995 between the Registrant and IFPC Funding, Inc.

           5.1         Opinion of Rogers & Wells regarding legality of the Warrants and
                       Warrant Shares.

           10.1        Telephone and Interactive Data Services System Agreement, dated March
                       6, 1993, between the Registrant and USAir, Inc.(3)
           10.2        Telephone System Agreement, dated June 7, 1994, between the Registrant and Continental Airlines, Inc. ("Continental").(4)

          10.21        Letter Agreement, dated March 29, 1995 between the Registrant and
                       Continental amending the terms of the Telephone System Agreement, dated June 7, 1994, between the Registrant and Continental.++

          10.22        Letter Agreement, dated April 5, 1996 between the Registrant and
                       Continental amending the terms of the Telephone System Agreement, dated June 7, 1994, between the Registrant and Continental.++

           10.3        Standby Operating Agreement, dated June 7, 1994, among Continental,
                       MCI Telecommunications Corporation ("MCI") and the Registrant (the
                       "Standby Operating Agreement").(5)

          10.31        Amended and Restated Standby Operating Agreement, dated as of April 5,
                       1996, among Continental, MCI and the Registrant.++*

           10.4        Financial Guaranty, dated June 7, 1994, between MCI and Continental
                       (the "Financial Guarantee").(6)

           10.5        Agreement as to compensation under the Standby Operating Agreement dated June 7, 1994 between the Registrant and MCI.(7)

           10.6        Agreement concerning payments under the MCI Financial Guaranty, dated
                       June 7, 1994 among the Registrant, Holdings and MCI.(8)

           10.7        Air-to-Ground Telecommunications Agreement, dated November 24, 1993, between the Registrant and America West Airlines, Inc.(9)



         Exhibit                                                                                    Sequential
          Number                            Description of Exhibit                                  Page Number
         --------                           ----------------------                                  -------------
          10.71        Agreement dated November 2, 1995 among the Registrant, America West
                       Airlines, Inc. and MCI Telecommunications Corporation.(10)

           10.8        Indenture, dated as of May 9, 1995, between the Registrant and Marine
                       Midland Bank, as Trustee (the "Indenture").(11)

           10.9        Subordinated Notes Due July 1, 2003 issued by the Registrant to John
                       Hancock Mutual Life Insurance Company ("Hancock") in the aggregate principal amount of $18,780,753.39.(12)

          10.10        Subordinated Note Due July 1, 2003 issued by the Registrant to the
                       State Treasure of the State of Michigan, Custodian of the Michigan
                       Public School Employees' Retirement System, State Employees'
                       Retirement System and Michigan Judges Retirement System in the
                       principal amount of $6,182,684.57.(13)

          10.11        Shareholders Agreement, dated April 4, 1995, among MCI, Hancock, and
                       Dearborn Financial Inc., and certain of its affiliates.(14)

          10.12        Tax Sharing Agreement, dated April 4, 1995, between the Registrant and
                       Holdings.(15)

          10.13        Employment Agreement among the Registrant, Holdings and Phil
                       Bakes.(16)

          10.14        Employment Agreement between the Registrant and Neal F. Meehan.(17)

          10.15        Consulting Agreement among the Registrant, Holdings and Sojourn
                       Enterprises, Inc.(18)
          10.16        Registrant's 1995 Bonus Plan.(19)

          10.17        Holdings' 1995 Stock Option Plan.(20)

           21.1        Subsidiaries of the Registrant.(21)

           23.1        Consent of Rogers & Wells (contained in opinion filed as Exhibit 5.1)

           23.2        Consent of Price Waterhouse LLP.

           25.1        Statement on Forms T-1 of the Eligibility of Marine Midland Bank as
                       Trustee under the Indenture (bound separately).(22)

    -----------------------
    *    Filed with this amendment.
    ++ The Registrant has filed an Amended Application for Confidential Treatment pursuant to Rule 406 under the Securities Act of 1933 with regard to portions of this document.
    (1) Incorporated by reference to Exhibit 4.2 of Form S-4 dated November 13, 1995, file number 33-92752.
    (2) Incorporated by reference to Exhibit 10.8 of Form S-4 dated November 13, 1995, file number 33-92752.
    (3) Incorporated by reference to Exhibit 10.1 of Form S-4 dated November 13, 1995, file number 33-92752.
    (4) Incorporated by reference to Exhibit 10.2 of Form S-4 dated November 13, 1995, file number 33-92752.
    (5) Incorporated by reference to Exhibit 10.3 of Form S-4 dated November 13, 1995, file number 33-92752.
    (6) Incorporated by reference to Exhibit 10.4 of Form S-4 dated November 13, 1995, file number 33-92752.
    (7) Incorporated by reference to Exhibit 10.5 of Form S-4 dated November 13, 1995, file number 33-92752.
    (8) Incorporated by reference to Exhibit 10.6 of Form S-4 dated November 13, 1995, file number 33-92752.
    (9) Incorporated by reference to Exhibit 10.7 of Form S-4 dated November 13, 1995, file number 33-92752.
    (10) Incorporated by reference to Exhibit 10.71 of Form S-4 dated November 13, 1995, file number 33-92752.
    (11) Incorporated by reference to Exhibit 4.1 of Form S-4 dated
         November 13, 1995, file number 33-92752.
    (12) Incorporated by reference to Exhibit 10.9 of Form S-4 dated
         November 13, 1995, file number 33-92752.
    (13) Incorporated by reference to Exhibit 10.10 of Form S-4 dated November 13, 1995, file number 33-92752.
    (14) Incorporated by reference to Exhibit 10.11 of Form S-4 dated November 13, 1995, file number 33-92752.

    (15) Incorporated by reference to Exhibit 10.12 of Form S-4 dated November 13, 1995, file number 33-92752.
    (16) Incorporated by reference to Exhibit 10.13 of Form S-4 dated November 13, 1995, file number 33-92752.
    (17) Incorporated by reference to Exhibit 10.14 of Form S-4 dated November 13, 1995, file number 33-92752.
    (18) Incorporated by reference to Exhibit 10.15 of Form S-4 dated November 13, 1995, file number 33-92752.
    (19) Incorporated by reference to Exhibit 10.16 of Form S-4 dated November 13, 1995, file number 33-92752.
    (20) Incorporated by reference to Exhibit 10.17 of Form S-4 dated November 13, 1995, file number 33-92752.
    (21) Incorporated by reference to Exhibit 21.1 of Form S-4 dated November 13, 1995, file number 33-92752.
    (22) Incorporated by reference to Exhibit 25.1 of Form S-4 dated November 13, 1995, file number 33-92752.





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